UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2013

ALLEGHANY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9371	51-0283071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Times Square Tower, 17th Floor, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 752-1356

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)     On April 15, 2013, the Board of Directors (the “Board”) of Alleghany Corporation (the “Company”) appointed John L. Sennott, Jr. to serve as Senior Vice President of the Company, effective April 16, 2013, and chief financial officer of the Company, effective May 8, 2013. Mr. Sennott will succeed Roger B. Gorham, who will assume overall responsibility for the Company’s fixed income portfolio as previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 22, 2013.

Mr. Sennott, age 47, has over 26 years of experience in the insurance industry. Mr. Sennott served as Executive Vice President and Chief Corporate Strategy Officer of Allied World Assurance Company Holdings, AG (“Allied World”), a specialty insurance and reinsurance company, from January 2010 to April 2012. From October 2008 to January 2010, he served as the Chief Operating Officer of Allied World Insurance Company, a wholly-owned indirect subsidiary of Allied World. Prior to that, from March 2003 to October 2008, Mr. Sennott was the Chief Financial Officer and a member of the Board of Directors of Darwin Professional Underwriters, Inc. (“Darwin”), a specialty liability insurance company and a wholly-owned indirect subsidiary of Allied World. Prior to being acquired by Allied World in October 2008, Darwin was a wholly-owned indirect subsidiary of the Company. Mr. Sennott is a certified public accountant and began his career at Coopers & Lybrand, a certified public accounting firm, in July 1987.

In connection with his appointment as Senior Vice President and chief financial officer, Mr. Sennott entered into a letter agreement with the Company dated April 8, 2013 (the “Agreement”). Pursuant to the Agreement, which was approved by the Board on April 15, 2013, Mr. Sennott will be an at-will employee and receive a base salary of $550,000 per year. In addition, Mr. Sennott will receive a sign-on bonus of $180,000, to be paid in four installments during 2013, subject to his continuous employment with the Company during such period. The Agreement also provides for Mr. Sennott’s participation in the Company’s Management Incentive Plan and 2012 Long-Term Incentive Plan, including the initial awards thereunder, and the other benefit plans in which other officers of the Company are generally eligible to participate. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Letter Agreement, dated April 8, 2013, between Alleghany Corporation and John L. Sennott, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHANY CORPORATION

Date: April 15, 2013	By:	/s/ Christopher K. Dalrymple
	Name:	Christopher K. Dalrymple
	Title:	Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Letter Agreement, dated April 8, 2013, between Alleghany Corporation and John L. Sennott, Jr.